VARIABLE RATE DEMAND PROMISSORY NOTE

(FOR CORPORATIONS ONLY)

Account Number: 7270234

Loan No.: 70030

Debtor Name: Spirit of Youth Enterprises Inc. (hereinafter called the "Debtor")

Address: 55 Plain Tree Cres.
Winnipeg MB

Credit Union Name: Westoba Credit Union Limited (hereinafter called the "Credit Union")

Address: 1020 Princess Ave.
Brandon MB R7A 0P8

FOR VALUE RECEIVED, the undersigned Debtor promises to pay to the Credit Union ON DEMAND at the address of the Credit Union in Manitoba set out above, the principal sum of twenty thousand three hundred & sixty-one 00 DOLLARS [redacted] (the "Principal Sum") together with interest thereon or the outstanding balance thereof calculated from the date hereof at the Prime Rate charged from time to time (the "Variable Loan Rate") plus two PERCENT (2.00 %) per annum, calculated daily and payable monthly (frequency) as well after as before maturity, default and judgment until paid in full.

In the event the Variable Loan Rate is either increased or decreased from time to time, the interest rate payable hereunder shall be increased or decreased accordingly. The undersigned Debtor agrees to do all things and to execute any instruments necessary with respect to the increase or decrease in the interest rate. The undersigned Debtor and the Credit Union agree that the interest rate initially charged on the money secured by this note shall be six eight PERCENT (6.00 8.00 %) per annum based on the Variable Loan Rate being eight six PERCENT (8.00 6.00 %) per annum at the date of the execution of this note.

The undersigned Debtor, prior to the Credit Union making demand for payment in full, agrees to repay the principal sum and interest thereon as set forth in the Schedule of Payments below if the payments therein provided are expressed in terms of blended principal and interest or fixed principal plus accrued interest, or to pay interest payments as set forth in the Schedule of Payments below if the payments therein provided are for interest only payments.

SCHEDULE OF PAYMENTS

Total Number of Payments	Payment* Frequency	Amount of** Payment	Commencement Date	Due Date
60	monthly	411.24	July 1/06	June 1/2011

*Payment frequency should be weekly, bi-weekly, semi-monthly, monthly, quarterly, semi-annually or annually.
** Amount of payment to be expressed as "$000.00" for blended principal and interest; "$000.00 + interest" for fixed principal plus accrued interest; and "interest" for interest only payments.

So long as demand has not earlier been made, the principal sum or any outstanding balance remaining unpaid, if any, and interest due thereon, shall become due and payable on the due date. All payments of either blended principal and interest or fixed principal plus accrued interest received by the Credit Union hereunder shall be applied firstly towards interest then due, and secondly towards principal. The Credit Union reserves the discretion to apply payments to principal only. The exercise of said discretion in no way constitutes a variation in the written terms of the promissory note or a waiver of the Credit Union's right to apply all payments firstly towards interest then due and secondly towards principal.

The Variable Loan Rate is the annual rate of interest declared from time to time by the Credit Union as a reference rate then in effect for determining rates on Canadian dollar loans in Canada.

The undersigned Debtor hereby waives presentment for payment, demand, protest and notice of protest and dishonor of the same.

THE DEBTOR ACKNOWLEDGES RECEIPT OF A DUPLICATE COPY OF THE WITHIN PROMISSORY NOTE (WHICH COPY SHALL BE NON-NEGOTIABLE) AND THE PARTICULARS OF LOAN HEREIN SET FORTH.

SIGNED by a duly authorized officer of the corporation on June 19/06 (insert date)

Spirit of Youth Enterprises Inc
(Name of Corporation)

IN THE PRESENCE OF: [signature]

Witness

Per: [signature] Pres.
(Signature and Title)

Corporate Seal

Witness (Complete if Corporation does not have a seal)

Per:
(Signature and Title)

CCSM 72.77 Rev. 04/00 ORIGINAL: BLUE DUPLICATE COPY: PINK